UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2025

Granite Point Mortgage Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A

New York, NY 10036

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 364-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	GPMT	NYSE
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	GPMTPrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2025, Granite Point Mortgage Trust Inc. (the “Company”) announced an upcoming transition in its Chief Operating Officer role. Steven Plust will resign from his role as Vice President, Chief Operating Officer of the Company no later than May 1, 2025, and he will continue his employment with the Company as Senior Managing Director for a term that will end no later than December 31, 2027. The Company entered into an amended and restated employment agreement with Mr. Plust on January 7, 2025 (the “Amended Plust Agreement”), which amends and restates the terms of that certain employment agreement dated as of October 4, 2020 (the “Original Plust Agreement”), and sets forth the terms of Mr. Plust’s employment before and after his resignation as Chief Operating Officer.

In connection with Mr. Plust’s upcoming resignation, the Company entered into an employment agreement with Ethan Lebowitz on January 7, 2025 (the “Lebowitz Agreement”). This agreement provides that Mr. Lebowitz will immediately begin serving as Deputy Chief Operating Officer of the Company and will assume the role of Chief Operating Officer of the Company on May 1, 2025, or such earlier date as Mr. Plust resigns from his role as Chief Operating Officer.

Mr. Lebowitz, age 46, has been with the Company since inception, most recently serving as a Managing Director focused on sourcing, originating and overseeing commercial mortgage loans. From 2010 to 2015, he was a Vice President in Prudential Real Estate Investors’ Global Real Estate Finance Group and from 2005 to 2010, Mr. Lebowitz was an Associate Director at Five Mile Capital Partners. Prior to that, Mr. Lebowitz served as a member of the Mergers and Acquisitions group at Banc of America Securities, as well as the Business Development and Strategy group at FleetBoston Financial. Mr. Lebowitz holds a B.A. in History from Brandeis University.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Lebowitz and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer. There is no arrangement or understanding between Mr. Lebowitz and any other person pursuant to which he was selected as the Company’s Chief Operating Officer, and he does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed at this time under Item 404(a) of Regulation S-K.

Key Terms of the Lebowitz Agreement

Compensation. Mr. Lebowitz’s employment agreement provides that he will receive an initial annual base salary of $500,000. He will be eligible to receive an annual cash bonus with a target amount of 75% of his annual base salary, based on goals established by the Board or the Compensation Committee of the Board, subject to a maximum payment of 200% of the target bonus.

Mr. Leibowitz will also receive annual grants of equity awards in such amounts and in a mix of time-based and performance-based restricted stock units as are determined by the Board or the Compensation Committee of the Board, provided that the award granted in 2025 will consist of 50% time-based and 50% performance-based restricted stock units. All equity awards granted as restricted stock units under the Lebowitz Agreement will include dividend equivalent rights.

In addition, Mr. Lebowitz will continue to be eligible to participate in all employee benefit programs made available to the Company’s employees generally from time to time.

Severance. If Mr. Lebowitz’s employment is terminated by the Company for a reason other than for “Cause” or due to his death or disability, or, if he resigns for “Good Reason” (as each term is defined in the Lebowitz Agreement) and he executes a release of claims, then he will be entitled to: (1) cash severance equal to 1.0, multiplied by the sum of his base salary and target bonus then in effect, paid in installments over a period of twelve (12) months, unless such termination occurs during the time period beginning three months immediately before a “Change of Control” (as defined in the employment agreement) and ending twenty-four (24) months immediately following a Change of Control, in which case the severance multiple will be equal to 1.5, and such cash severance will generally be payable as a lump sum; (2) any unpaid annual cash bonus from a completed performance period; (3) a prorated annual cash bonus for the performance period during which the termination took place; (4) continuation of subsidized health care coverage for 18 months or, if earlier, until he and/or his dependents become covered under a similar plan; and (5) continued or accelerated vesting of outstanding equity awards as set forth in the employment agreement.

Restrictive Covenants. The Lebowitz Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Mr. Lebowitz on the one hand and the Company on the other hand to disparage the other. In addition, the agreement provides that Mr. Lebowitz will not, without the prior written consent of the Company’s Chief Executive Officer (1) for a period of six months following the termination of his employment relationship with the Company for any reason, engage in certain competitive activities, and (2) for a period of one year following the termination of Mr. Lebowitz’s employment relationship with the Company for any reason, solicit certain current or former employees or customers of the Company.

The foregoing description of the Lebowitz Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Key Terms of the Plust Amended Agreement

As amended and restated, Mr. Plust’s employment agreement provides that he will receive an annual base salary of $500,000. He will be eligible to receive a cash bonus of $250,000 for 2024, up to $175,000 for 2025, up to $100,000 for 2026, and up to $50,000 for 2027. Mr. Plust is no longer eligible to receive equity awards, and any outstanding equity awards he holds will continue to be governed by the terms and conditions of the applicable plan and award agreement. He is also no longer eligible to receive severance payments if his employment is terminated.

The foregoing description of the Amended Plust Agreement does not purport to be complete, particularly with respect to terms that remain unchanged from the Original Plust Agreement, and is qualified in its entirety by the full text of the Amended Plust Agreement, which is filed as Exhibit 10.2 hereto and incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on January 7, 2025, regarding the transition in the Chief Operating Officer role. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement, dated January 7, 2025, by and between Granite Point Mortgage Trust Inc. and Ethan Lebowitz.
10.2*	Amended and Restated Employment Agreement, dated January 7, 2025, by and between Granite Point Mortgage Trust Inc. and Steven Plust.
99.1	Press Release of Granite Point Mortgage Trust Inc., dated January 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2025	GRANITE POINT MORTGAGE TRUST INC.

By:	/s/ MICHAEL J. KARBER
Michael J. Karber
General Counsel and Secretary